Exhibit 3.3


                            CERTIFICATE OF FORMATION
                                       OF
                                 ANVILSTAR, LLC


                                   ARTICLE I

         The name of the limited liability company is "AnvilStar, LLC."

                                   ARTICLE II

     The address of the limited liability company's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19807, County of New Castle. The name of the registered agent for service of process in the State of Delaware at such address is the Corporation Service Company.

     IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation this 7th day of January 2004.

                                            Authorized Person



                                            /s/ Bradley H.K. Cooper
                                            -----------------------
                                            Bradley H.K. Cooper

                                            Cooper, Bushelli, Beasley
                                              & Morrison, LLC
                                            Constitution Place, Suite 403
                                            325 Chestnut Street
                                            Philadelphia, PA 19106